Q77C

On June 2, 2006, the First Funds held a special meeting of shareholders for the purpose of voting on the following proposals:

Proposal 1: Approve an Agreement and Plan of Reorganization by and between First Funds (“FF”) and the Goldman Sachs Trust (“GST”), which provides for and contemplates: (1) the transfer of substantially all of the assets and liabilities of each FF Portfolio to a corresponding investment portfolio of GST in exchange for shares of the designated classes of the corresponding GST Fund; (2) the distribution of the shares of designated classes of the corresponding GST Fund to the shareholders of each FF Portfolio in liquidation of each of the FF Portfolios; and (3) deregistration of FF as an investment company under the Investment Company Act of 1040, as amended (the “1940 Act”), and FF’s termination as a Massachusetts business trust under Massachusetts law.

Applicable First Fund

Corresponding Goldman Sachs Fund

Core Equity Portfolio

Structured U.S. Equity Fund

Class A

Class A

Class B

Class B

Class C

Class A

Class I

Institutional Shares

Capital Appreciation Portfolio

Structured Small Cap Equity Fund

Class A

Class A

Class B

Class B

Class C

Class A

Class I

Institutional Shares

Intermediate Bond Portfolio

Core Fixed Income Fund

Class A

Class A

Class B

Class A

Class C

Class A

Class I

Institutional Shares

Tennessee Tax-Free Portfolio

Tennessee Municipal Fund

Class A

Class A

Class B

Class A

Class C

Class A

Class I

Institutional Shares

Cash Reserve Portfolio

Financial Square Money Market Fund

Class C

FST Administration

Class I

FST Shares

U.S. Gov’t Money Market Portfolio

Financial Square Government Fund

Class C

FST Administration

Class I

FST Shares

Municipal Money Market Portfolio

Financial Square Tax-Free Money Market Fund

Class C

FST Administration

Class I

FST Shares

The above proposal was passed by the required majority of shareholders of each respective Fund as listed in the table below:

Proposal 1 - Approve Plan of Reorganization

For

       Against

          Abstain

First Funds Core Equity

13,175,164.542     15,524.528          35,487.999

First Funds Capital Appreciation                    9,042,744.165        3,706.377           13,806.885

First Funds Intermediate Bond

24,781,360.281      8,566.726            29,230.000

First Funds Tennessee Tax-Free                     8,979,820.606        2,384.000            57,564.182

First Funds Cash Reserve                               35,560,278.185      1,937,437.420      258,050.120

First Funds U.S. Gov’t Money Market           67,576,991.700      0                           0

First Funds Municipal Market                        43,885,064.800      0                           0